CONSENT OF TRACI HAMMES

     I hereby consent to the use of my name in the Registration Statement on Form S-4 of Fusion Networks Holdings, Inc. and any amendment thereto, as the same appears therein under the caption "Management" with respect to my becoming a director of Fusion Networks Holdings, Inc.

October 29, 1999

                                                        /s/ Traci Hammes
                                                       ------------------------
                                                        Traci Hammes